EXHIBIT 99.2

Rimage Corporation

2nd Quarter 2013 Conference Call

July 24, 2013

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the Rimage Corporation 2Q 2013 Conference Call. During today’s presentation, all parties will be in a listen-only mode. Following the presentation, the conference will be open for questions. If you have a question, please press the star followed by the one on your touchtone phone. If you’d like to withdraw your question, please press the star followed by the two. If you’re using speaker equipment, please lift the handset before making your selection. This conference is being recorded today, Wednesday, July 24, 2013.

I would now like to turn the conference over to Doug Sherk of the EVC Group. Please go ahead, Mr. Sherk.

Doug Sherk

Thank you, Operator, and good afternoon everyone. After the close of the market today, Rimage issued a press release announcing its second quarter 2013 financial results. The release is available on the Company’s corporate website at www.rimage.com.

Before we get started, during the course of this conference call, the company will make forward-looking statements about its future plans, objectives, beliefs, expectations and prospects. For this purpose, any statements made today that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are not guarantees of future actions, outcomes, results or performance. By their nature, these forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from the results discussed in or implied by the forward-looking statement. A discussion of the risks and uncertainties that affect Rimage’s business is contained in the company’s SEC filings, particularly under the heading Risk Factors, and in the press release issued this afternoon. Copies of these documents are available online from the SEC or on the Rimage website. These forward-looking statements are made only as of the date this conference call was initially held and the Company assumes no obligation and does not intend to update these forward-looking statements after the date of this conference call, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

In addition, to supplement the GAAP numbers, we have provided non-GAAP information that excludes severance expenses and the amortization of Qumu acquisition intangibles. We believe that these non-GAAP numbers provide meaningful supplemental information and are helpful in assessing our historical and future business performance. A table reconciling the GAAP loss per share information to the non-GAAP information is included in our financial release.

And now, I’d like to turn the call over to Sherman Black, President and CEO of Rimage.

Sherman L. Black, President and Chief Executive Officer

•	Good afternoon and thank you for joining us on our second quarter 2013 conference call.
•	With me today is Jim Stewart, our Chief Financial Officer.
•	Today we announced strong second quarter revenue growth, up 16% from the second quarter last year. At $21.2 million, the 2Q revenue exceeded our guidance and reflects the excellent growth potential we expect from Qumu and its enterprise video services platform.
•	In addition, we generated higher consumables revenue from our disc publishing operation than we initially anticipated.
•	Today, I will begin with a review of our operating performance in the quarter, focusing on Qumu and its outlook. I will also discuss some of the actions we took in the quarter to right size our disc publishing business. Jim will provide a more detailed look at the second quarter and first half 2013 financial results.
•	Following our remarks, we will be happy to take your questions.

Qumu

•	Qumu posted another great quarter with revenue of $4.8 million, an increase of 250% from the second quarter last year and 11% above first quarter revenue.
•	Qumu contracted commitments totaled $3.4 million. For the first half of 2013, contracted commitments were $7.8 million compared with $6.5 million in the same period last year.
•	There were four significant new customers included in the second quarter commitments. The new customers included a worldwide consulting firm, a global engineering and construction company, an energy risk management software company and a broadband infrastructure provider, representing a breadth of industries, and a win in the Asia Pacific region. Three of these new customers contracted for our new cloud offering which was just introduced in 2Q.
•	Our cloud product is an engineered solution that enables rapid deployment at the client and the flexibility of a hybrid offering of public and private clouds. The product has been well received and I believe our team will be able deliver deals with a faster selling cycle and create land and expand opportunities with new accounts. In addition the subscription model will create a more predictable revenue stream and is another growth opportunity for us.
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•	Qumu’s backlog of contracted revenue was $11.1 million at June 30 compared with $12.4 million at the end of March.
•	Video continues to gain traction as the new ‘document’ for communication within the enterprise. It enables communications on an emotional level and can more easily explain visually complex subjects, which lead to more employee engagement and collaboration.
•	Interest in Qumu is growing as a result of our enterprise integrations, rich mobile applications and our attention and service to the needs of end users as well as IT professionals.
•	In recognition of the importance of Qumu to the future of our company and to drive awareness, we announced that we will be changing our corporate name to Qumu in this third quarter. As part of this initiative, we will have a new visual identity and a great website that unifies our web properties across the company. As a video focused company you can expect our new website to heavily use rich video content to demonstrate our thought leadership and insight around use cases, vertical markets and technology. Also in support of our international growth plans we will localize the content around key languages.
•	Additional details on the change will be announced when we launch Qumu Corporation in the next couple of months.

Qumu Outlook

•	Looking ahead, I am confident our engineering investments are aligned to market needs and to maintain leadership. Our roadmap themes are usability, localization, mobility, collaboration and analytics. Our customers can invest in a Qumu solution and be confident that it is future proof.
•	Our customers have made significant investments in enterprise collaboration portals. As video adoption grows, those investments can be leveraged as the Qumu Video Services Platform supports video delivery inside the portal to any endpoint and allows utilization of much of the customers’ existing IT infrastructure. We are making key hires to support business development efforts around enterprise portals and expect that to be a key growth driver for us.
•	We remain confident in the outlook for growth at Qumu. Our pipeline of opportunities has grown significantly since the beginning of the year. Based on the year to date results and our expectations for the remainder of the year, we now expect Qumu revenues to grow at a greater than 70% rate in 2013 compared with 2012.

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Disc Publishing

•	Turning now to disc publishing…
•	We had a stronger than expected performance from disc publishing in the second quarter. Revenues in the quarter fell by just 3% from the prior year, largely because of higher consumable sales than we anticipated from the photo retail segment.
•	While we were pleased with the second quarter results, we do not expect the growth in consumable orders to continue.
•	Hardware sales continue to decrease, as cloud based file sharing products and mobility technologies gain ground. However, we are confident that demand for disc publishing will continue in several markets including surveillance, media and entertainment, medical and financial services.
•	Our objectives are to maximize cash generation from disc publishing operations to support the investments we are making in the software side of our business. In the second quarter we took actions to reflect the continued decline and we reduced the cost structure of this business.
•	We implemented a reduction in force that is expected to deliver cost savings of approximately $0.7 million over the remainder of 2013 and approximately $2.8 million next year.
•	With these actions, the disc publishing business still has the necessary infrastructure to continue to close sales transactions and service customers in our target markets, while generating an optimal return to the company and our investors.
•	To date in 2013, the disc publishing operation has generated almost $4.0 million in cash from operations – defined as net income plus non cash expenses less capital expenditures. We anticipate that with these recent actions, cash generation will be substantially enhanced.

Summary

•	In closing, I am very excited about the transformation of our company.
•	Social business and video adoption in the enterprise are creating rapidly growing markets for our products and I am confident that we have the product differentiation to succeed.
•	And with our recent cost reductions in disc publishing, we are now better positioned to generate the cash needed to support our growth objectives. With that, I’d like to turn the call over to Jim.

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James R. Stewart, Chief Financial Officer

•	Thanks, Sherman.
•	I will begin with a review of our P&L
•	Revenues in the second quarter were $21.2 million, a 16% increase from the second quarter of last year.
•	The growth reflected continued strong momentum for Qumu and higher consumables revenue in our disc publishing business.
•	Qumu revenues totaled $4.8 million, 250% above last year’s revenues, continuing the strong growth we saw in our first quarter results.
•	Qumu contracted commitments were $3.4 million compared with $5.2 million last year, which included a large subscription contract of greater than $4 million from a single customer.
•	Disc publishing revenues were $16.4 million, a decrease of 3% from last year. These revenues included a significant consumables order from a retail customer in North America. Retail consumable orders are usually larger orders and their timing is difficult to predict quarter to quarter. We would expect this retail consumables demand to normalize over the next few quarters.
•	Disc publishing hardware sales in the second quarter declined by 19% from the second quarter of 2012 and represented 21% of total sales. This compares with 29% of total sales in 2Q 2012.
•	Consumable sales of printer ribbons, cartridges, and optical media were up 5%. Service revenue including parts increased 4%. These recurring revenues represented 57% of total company revenues in the second quarter compared with 63% in the same period of the prior year.
•	Disc Publishing international sales were down 7% from the second quarter of 2012. These sales represented 27% of total sales in the recent second quarter, compared with 34% in the second quarter of 2012. Compared with last year’s second quarter, currency changes reduced international disc publishing revenue by 1% compared to last year with positive Euro changes more than offset by negative currency changes in Japan.
•	Including Qumu, second quarter 2013 sales in Europe were $6.6 million compared with $4.3 million in the second quarter 2012. Excluding Qumu, Europe sales grew 2% in this year’s second quarter compared to last year.
•	Sales in Asia Pacific were down 26% compared with the prior year. Negative currency changes accounted for 28% of this decline. Disc publishing sales were generally soft across the region.

Margins, Expenses, Bottom-line

•	Moving down the income statement, the gross margin was 49% for the second quarter of 2013 compared with 45% last year. The increase was largely due to an improved mix of higher margin software sales.
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•	Qumu’s gross margin in the second quarter was 69%. This was improved from last quarter’s margin of 60% due to a better mix of higher margin license revenue.
•	Disc publishing gross margin was 43%. This margin is lower than last year’s 46% gross margin due to an increased mix of lower margin consumables revenue in this year’s second quarter.
•	Operating expenses in the quarter totaled $12.3 million, a 2% increase from the $12.0 million in the same quarter a year ago.
•	Second quarter disc publishing operating expenses totaled $5.7 million and included approximately $300 thousand of severance costs for the restructuring activities discussed by Sherman. This compares to second quarter 2012 disc publishing operating expenses of $6.5 million.
•	Second quarter 2013 Qumu operating expenses were $6.6 million compared with $5.5 million last year.
•	Total company R&D expenses were $3.2 million in the quarter compared with $2.9 million in the second quarter of last year – higher due to the carryover impact of Qumu R&D hiring in the second half of 2012.
•	Second quarter 2013 total company SG&A expenses totaled $8.9 million, virtually unchanged from a year ago. Excluding the severance costs in the second quarter of this year, SG&A expenses were down approximately $300 thousand from last year with lower Disc Publishing SG&A costs partially offset by the investment we have made in Qumu sales and marketing.
•	We generated a net loss of $2.0 million in the recent second quarter, or 22 cents per share. This compares with a net loss of $2.8 million in the second quarter last year, or 27 cents per share.
•	Excluding severance and the amortization related to the Qumu intangibles, our second quarter 2013 loss was 14 cents a share.

First Half 2013 Results

•	Turning to a brief overview of our YTD results..
•	Total company revenues were up 8% to $40.7 million compared with the prior year.
•	Qumu revenues have increased significantly to $9.2 million, up 233% compared to last year.
•	Disc publishing revenues have declined 10% to $31.6 million with a significant decline in hardware revenue partially offset by a slight increase in our recurring consumables and service revenues.
•	Gross margin was 48% for the 2013 period vs. 47% last year.
•	On a non-GAAP basis, excluding amortization and severance expenses, the loss per share was 53 cents compared with 44 cents last year.

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Cash

•	Now turning to our cash position…
•	Cash and marketable securities totaled $46.1 million at June 30 compared with $48.4 million at the end of March.
•	During the quarter, we used approximately $1.9 million in cash from operations. Capital expenditures totaled $341,000 in the quarter.
•	Year to date cash used in operations was $2.9 million with capital expenditures of $572,000.
•	We did not buy back any shares of Rimage stock during the period. The Company has approximately 778,000 shares remaining on its repurchase authorization and may repurchase shares from time to time during the year depending on market conditions.

3Q and 2013 Revenue Guidance

•	Turning now to our outlook on revenues for the third quarter and full year 2013…
•	We expect revenues for the third quarter to be between $19 and $21 million.
•	Based on the results through the first half of the year and our expectations for the remainder of 2013, we are raising our guidance on Qumu 2013 revenues. We now expect Qumu revenues to grow at a rate in excess of 70% compared with 2012. Our previous guidance was a growth rate of better than 50%.
•	This Qumu growth will be partially offset by a decline in Disc Publishing revenues. But we do anticipate that total company 2013 revenues will be above those in 2012.
•	For the year, we expect cash used in operations to remain in the low single digit millions.
•	That concludes our formal remarks.
•	Now Sherman and I would be happy to answer any questions. Operator, could you please open up the line for Q&A?

Sherman L. Black, President and Chief Executive Officer

•	Thanks again for joining us today.
•	Jim and I are available to answer any additional questions you might have.
•	We look forward to updating you on our next quarterly conference call in October.

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